Exhibit (j)(3)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment No. 97 to the Registration Statement of Voya Variable Portfolios, Inc. (Form N-1A No. 333-05173) of our report dated February 12, 2021 on the financial statements and financial highlights of Voya Global High Dividend Low Volatility Portfolio, our reports dated February 18, 2021 on the financial statements and financial highlights of Voya Emerging Markets Index Portfolio, Voya International Index Portfolio, Voya U.S Bond Index Portfolio, Voya Index Plus LargeCap Portfolio, Voya Index Plus MidCap Portfolio, Voya Index Plus SmallCap Portfolio, Voya Russell™ Large Cap Growth Index Portfolio, Voya Russell™ Large Cap Index Portfolio, Voya Russell™ Large Cap Value Index Portfolio, Voya Russell™ Mid Cap Growth Index Portfolio, Voya Russell™ Mid Cap Index Portfolio, and Voya Russell™ Small Cap Index Portfolio and our report dated February 24, 2021 on the financial statements and financial highlights of Voya Small Company Portfolio (the "Funds") included in the Funds' annual report for the fiscal year ended December 31, 2020.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 27, 2021